EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Genio Group, Inc. (the "Company") on Form 10-KSB for the year ended September 30, 2008 as filed with the Securities and Exchange Commission (the "Report"), I, Steven A. Horowitz, CEO and CFO of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Steven A. Horowitz
Steven A. Horowitz CEO, CFO,
principal executive officer,
principal financial and accounting officer

January 13, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request